UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock)	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 21, 2025, the Board of Directors of MainStreet Bancshares, Inc. (the “Company”) approved an indemnification agreement (the “Indemnification Agreement”) between the Company and Richard A. Vari, Chief Financial Officer of MainStreet Bank and principal accounting officer of the Company (the “Indemnitee). The Company and the Indemnitee have executed the Indemnification Agreement.

The Indemnification Agreement generally provides that the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts incurred by Indemnitee in connection with any proceeding in which the Indemnitee is involved by reason of Indemnitee’s service as an executive officer. The Indemnification Agreement requires the advancement of defense expenses, on terms and conditions set forth therein, subject to repayment of such expenses by Indemnitee in the event Indemnitee is ultimately determined, following final disposition of the proceeding, to not be entitled to indemnification.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 the Company's Current Report on Form 8-K filed on November 21, 2022, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangments of Certain Officers.

On August 21, 2025, MainStreet Bank (the “Bank”), a subsidiary of the Company, entered into an Employment Agreement with the Bank’s Chief Financial Officer, Richard A. Vari, pursuant to which Mr. Vari will continue to serve as the Bank’s Chief Financial Officer.  The term of the Employment Agreement commenced as of July 1, 2025, and runs through December 31, 2026, unless sooner terminated or extended under the terms of the Employment Agreement.

As compensation while employed under the Employment Agreement, Mr. Vari will receive an annual base salary of $270,400. Mr. Vari continues to be eligible to receive bonus and equity awards commensurate with his role as an executive officer of the Bank and as determined by the Compensation Committee and the Board of Directors. During the term of his employment, Mr. Vari will be entitled to participate in the Bank’s health and disability plans and group term insurance policy.

The Employment Agreement provides for customary non-competition, non-solicitation and employee no-hire covenants that apply during the term of Mr. Vari’s employment and for a period of twelve months thereafter and a perpetual confidentiality covenant.

In addition, the Employment Agreement provides that, if during the one year period following a change of control, Mr. Vari’s employment is terminated either by the Bank without cause or by Mr. Vari for good reason, Mr. Vari will be entitled to receive a severance payment equal to 200% of his than current annual base salary.  In the event of termination of employment by the Bank without cause or by Mr. Vari for good reason, absent a change of control transaction, Mr. Vari would be eligible to receive severance pay equal to the greater of his then current base salary for one year or his then current base salary for the balance, if any, of the remaining term of the Employment Agreement, plus the average of any annual bonus payments during the prior two-year period.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 27, 2025, the Board of Directors of MainStreet Bancshares, Inc. announced the declaration of a quarterly cash dividend on the outstanding shares of the Company’s 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”). On September 15 and 25, 2020, the Company issued an aggregate of 1,150,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Series A Preferred Stock, with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25 per Depositary Share), which represents $28,750,000 in aggregate liquidation preference.

The declared cash dividend equated to approximately $0.47 per Depositary Share, or $18.75 per share of Series A Preferred Stock outstanding. The cash dividend is payable on September 30, 2025, to shareholders of record as of the close of business on September 15, 2025. When, as, and if declared by the Board of Directors, future dividend payment dates on the Series A Preferred Stock and associated Depositary Shares will be payable quarterly, in arrears, on March 30, June 30, September 30 and December 30 of each year.

The Company’s Depositary Shares trade on the Nasdaq Capital Market under the symbol “MNSBP.”

Item 9.01 Other Events.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on November 21, 2022).
10.2	MainStreet Bank, Employee Agreement with Richard A. Vari
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information furnished under Items 1.01, 5.02 and 8.01 of this Current Report on Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Exchange Act, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: August 27, 2025	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer